EXHIBIT 99.1

FOR:	Consolidated Graphics, Inc.

CONTACT:	G. Christopher Colville
Executive Vice President/
Chief Financial Officer
Consolidated Graphics, Inc.
(713) 787-0977

Christine Mohrmann/Lindsay Hatton
Media: Claudine Cornelis
Morgen-Walke Associates, Inc.
(212) 850-5600

FOR IMMEDIATE RELEASE

CONSOLIDATED GRAPHICS TO ACQUIRE S&S GRAPHICS

—Significantly Expands Baltimore/Washington D.C. Market Share—

                HOUSTON, TEXAS — May 31, 2002 — Consolidated Graphics, Inc. (NYSE:CGX) announced today that it has signed a definitive agreement for the acquisition of the business and assets of S&S Graphics, Inc., a premier half-web and sheet-fed printing company serving the Baltimore/Washington D.C. metropolitan area from its facility in Laurel, Maryland.  George Solan, founder and President of S&S Graphics, will remain with the company following the acquisition.

                Commenting on the announcement, Joe R. Davis, Chairman and Chief Executive Officer of Consolidated Graphics, stated, “We are extremely pleased to have George Solan and his outstanding team from S&S Graphics, a company whose reputation I have long admired, join Consolidated Graphics.”

                Charles White, President and Chief Operating Officer of Consolidated Graphics, added, “S&S Graphics significantly strengthens our Baltimore/Washington D.C. presence and expands our customer service capabilities in that market to include heat-set half-web printing.  We look forward to working with the dedicated employees of S&S Graphics to capitalize on the growth opportunities being created from this acquisition.”

                Also commenting on the announcement, George Solan, President of S&S Graphics, stated, “Consolidated Graphics is the industry leader and we are proud to be associated with them.  Their demonstrated commitment to helping their companies grow through investments in new technology and equipment, enhancements to customer service through CGXMedia, and sharing of best practices among all of their companies is very exciting to us.”

                Consolidated Graphics, Inc. is the largest sheet-fed and half-web commercial printing company in the United States.  Through its network of printing companies in 25 states, the Company produces high-quality customized printed materials for a broad customer base that includes many of the most recognized companies in the country.  Consolidated Graphics also offers an extensive and growing range of digital and Internet-based services and solutions marketed through CGXMedia.  Consolidated Graphics is focused on adding value to its operating companies by providing financial and operational

CONSOLIDATED GRAPHICS TO ACQUIRE S&S GRAPHICS

strengths, management support and technological advantages associated with a national organization.  For more information, visit the Company’s Web site at www.consolidatedgraphics.com.

                                                                                                ###

                This press release contains forward-looking statements, which involve known and unknown risks, uncertainties or other factors that could cause actual results to materially differ from the results, performance or other expectations implied by these forward-looking statements.  Consolidated Graphics’ expectations regarding future sales and profitability assume, among other things, stability in the economy and reasonable growth in the demand for its products, the continued availability of raw materials at affordable prices, retention of its key management and operating personnel, as well as other factors detailed in Consolidated Graphics’ filings with the Securities and Exchange Commission.   The forward-looking statements, assumptions and factors stated or referred to in this press release are based on information available to Consolidated Graphics today.  Consolidated Graphics expressly disclaims any duty to provide updates to these forward-looking statements, assumptions and other factors after the day of this release to reflect the occurrence of events or circumstances or changes in expectations.